Exhibit 10.2

FIRST AMENDMENT AGREEMENT

TO

ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT AGREEMENT is entered into on this ___ day of May, 2009, by and among BRIMMER COMPANY, LLC, a Minnesota limited liability company (the "Buyer"), STEN CORPORATION, a Minnesota corporation (“Sten”), and STENCOR, INC., a Minnesota corporation and wholly owned subsidiary of Sten (“Old Stencor”, and each of Old Stencor and Sten, a “Seller” and collectively, the “Sellers”).

WHEREAS, Buyer and Sellers entered into an Asset Purchase Agreement, dated November 26, 2008 (the “Asset Purchase Agreement”); and

WHEREAS, Buyer and Sellers have mutually agreed to amend the Asset Purchase Agreement as set forth herein.

NOW, THEREFORE, based upon the above recitals, the parties hereto agree as follows:

1.

All capitalized terms used herein shall have the same meaning given to them in the Asset Purchase Agreement, unless otherwise defined herein.

2.

Section 1.1(a) shall be deleted in its entirety and intentionally omitted.

3.

Section 2.1 of the Asset Purchase Agreement shall be deleted in its entirety and replaced with the following:

“2.1

Purchase Price.  The aggregate purchase price (the “Purchase Price”) to be paid by Buyer to Sellers in full consideration for the Assets shall be One Million Ninety-Five Thousand Nine Hundred and Eighty-Six Dollars ($1,095,986):  At closing, Sellers agree to pay out of the proceeds from the Purchase Price all of Old Stencor’s 2008 real estate taxes payable in 2009 and Sellers shall also pay off and satisfy the Austin State Bank mortgage, as well as any and all other liens, mortgages, security interests and encumbrances on the Assets. Sellers and Buyer agree further agree that at Closing, Five Hundred Thousand Dollars ($500,000) of the Purchase Price will be transferred to LAURUS CAPITAL MANAGEMENT LLC and its agent LV ADMINISTRATIVE SERVICES INC as full satisfaction of all liens, mortgages, security interests and other encumbrances held by it on the Assets and Real Property.”

4.

Sections 2.2, 2.4(a) and 2.4(b) shall be deleted in their entirety and intentionally omitted.

5.

Section 3.1 shall be amended by deleting the words “December 31, 2008” and replacing them with “June 15, 2009”.

6.

All other provisions of the Asset Purchase Agreement shall remain unchanged and in effect.

7.

This Amendment Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.  Signatures delivered via facsimile transmission shall be binding upon the party so delivering such a signature, regardless of whether originally executed signatures are subsequently delivered.

IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement the day and year first above written.

BRIMMER COMPANY, LLC By: __________________________ Kenneth W. Brimmer, Its Chief Manager

STEN CORPORATION

By: ________________________________
Allan Anderson, Chairman of the Board of Directors and Chairman of  the Special Committee

STENCOR, INC.

__________________________
Allan Anderson, Chairman of the Board of Directors of STEN Corporation and Chairman of the Special Committee

_______________________________

Kenneth W. Brimmer, CEO